UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 23, 2013

LOCKHEED MARTIN CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	1-11437	52-1893632
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6801 Rockledge Drive
Bethesda, Maryland	20817
(Address of principal executive offices)	(Zip Code)

(301) 897-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e) Compensatory Arrangements of Certain Officers

The Management Development and Compensation Committee (the “Committee”) has reviewed the Corporation’s executive compensation program, including input as to that program received from stockholders following the Corporation’s 2012 annual meeting.

On January 24, 2013, the Board of Directors (the “Board”), acting upon the recommendation of the Committee, amended the Lockheed Martin Corporation 2006 Management Incentive Compensation Plan (Performance Based) (the “Incentive Compensation Plan”) and the Lockheed Martin 2011 Incentive Performance Award Plan (the “2011 Plan”). The 2011 Plan was approved by the Corporation’s stockholders at the Corporation’s April 2011 Annual Meeting. As the changes are not dilutive, the changes to the 2011 Plan do not constitute material changes under New York Stock Exchange listing standards; accordingly, stockholder approval was not required. Additionally, the Board ratified the actions of the Committee described below.

At a Committee meeting held on January 23, 2013, the Committee approved long-term incentive (“LTI”) award packages under the 2011 Plan, as recommended for amendment to the Board, for executives that differ materially from LTI packages granted in prior years. The changes are intended to increase the percentage of long-term incentive compensation that is performance-based versus time-based. Consistent with prior years, the target value for each executive officer’s LTI grant continues to reflect the Corporation’s executive compensation philosophy as described in the Compensation Discussion and Analysis section of the Corporation’s 2012 Definitive Proxy Statement and will be further described in that section of the Corporation’s 2013 Definitive Proxy Statement. Also consistent with past years, LTI grants are intended to be structured so as to fall within the exception to Section 162(m) of the Internal Revenue Code applicable to performance-based compensation pursuant to a shareholder-approved plan.

The components of the LTI grants, however, changed materially. In 2012, LTI grants consisted of restricted stock units (RSUs), stock options and long-term incentive performance (LTIP) awards. The 2013 LTI awards do not include stock options. 2013 awards consist of RSUs, performance stock units (PSUs) and LTIP awards. The relative proportion of RSUs, PSUs and LTIP awards varies by position. For the Chief Executive Officer and President, Executive Vice President and Chief Financial Officer and the Executive Vice President of each of the Corporation’s business segments, that allocation is 30% to RSUs, 50% to PSUs and 20% to LTIP awards, although the precise percentage will vary slightly as a consequence of rounding. For the other executive officers, the allocation was approximately 50% to RSUs, 10% to PSUs and 40% to LTIP awards.

In conjunction with its approval of the LTI grants, the Committee also approved related forms of award agreements. The form of RSU award agreement varies from that in 2012 in the following material respects:

•

The provisions relating to termination of employment were changed to provide that, if an employee is laid off or retires at least six months after the date upon which RSUs are granted, he or she will not forfeit the RSUs and will instead vest on the regular vesting date, the third anniversary of the date of grant. The definition of retirement was also changed for the 2013 grants such that an employee is considered to have retired if he or she is at least 65 years of age or is at least 55 years of age with ten years of service. Under prior grants, an employee was considered to have retired if he or she was eligible to receive a pension under a defined benefit plan, or had attained at least 65 years of age or was at least 55 years of age with five years of service. The other provisions relating to termination of employment were not changed.

•

A new double trigger provision was added addressing the vesting of RSUs in the event of a change in the control of the Corporation. Provided that the acquirer or successor assumes the RSUs, the RSUs will continue to vest on the third anniversary of their grant date unless the employee terminates his or her employment for “good reason,” as this term is defined in the award agreement, or is involuntarily terminated other than for “cause,” as this term is defined in the award agreement. Vesting pursuant to the double trigger is at 100% of the grant. If the acquirer or successor does not assume the RSUs, vesting of the RSUs will occur upon consummation of the change in control.

As PSUs were not awarded in 2012, the form of PSU award agreement is entirely new.

•

PSUs are structured similarly to LTIP awards in that they provide a target award comprised of the same three performance metrics with the same percentage allocation measured over the same three-year performance period, January 1, 2013 until December 31, 2015, as is true of LTIP awards. PSU awards provide that 50% of the target is measured by the Corporation’s three-year average cumulative total stockholder return (TSR) as measured on a percentile scale relative to a specified group of peer companies. In 2013, the peer group is composed of those companies comprising the Standard & Poor’s Aerospace and Defense Index. The Corporation is not included in the rankings for the purpose of the calculation. Twenty-Five percent of the target is measured by the Corporation’s cumulative cash flow from operations and 25% is measured by return on invested capital (ROIC), each measured over the performance period and against targets set by the Committee. As is the case with LTIP awards, payouts may range from zero to 200% of target. PSU awards differ from LTIP awards in that, for LTIP awards, a weighted average of the performance against each of the three metrics is multiplied against the LTI target value assigned to that recipient’s LTIP. For PSUs, the LTI target value is allocated among the three metrics and the target value assigned to each is then converted into a number of target shares based on the grant date value determined for each metric. Instead of using a weighted average as with LTIP awards, the number of shares paid under PSUs at the end of the three-year performance period will be the sum of the shares earned under each metric. Because the Corporation’s relative performance under each metric is likely to vary, the actual percentage of the award ultimately paid out under each metric is likely to vary substantially from a 50%, 25%, 25% distribution. Additionally, there will be a lesser variation from the 50%, 25%, 25% distribution as the result of rounding to state the targets in whole shares and because payments will be made in whole shares.

•

PSU award agreements limit payouts in certain circumstances. First, if the Corporation’s TSR is negative, the TSR metric is limited to 100% of the target TSR performance even if the Corporation’s relative performance would have resulted in a higher percentage. Second, the maximum payout for performance against each metric measured in the number of shares paid out is 200% of the target shares for that metric. Third, the maximum payout for performance against each metric measured in terms of the fair market value of the shares paid out is 400% of the fair market value of those shares on the date of grant.

•

PSU awards include the right to a cash payment equal to the dividends that would have been paid to the recipient had he or she owned the shares ultimately awarded at the end of the performance period for the whole of that period. This is similar to RSUs which provide for the payment of accrued dividend equivalents upon the vesting of the RSUs.

•

With certain exceptions, PSU awards require that the recipient remain employed by the Corporation through the last day of the vesting period in order to receive a payout. The primary exception is where the recipient’s employment with the Corporation is terminated as a result of divestiture, total disability, layoff or retirement as these terms are defined in the award agreement or the recipient’s death. In such instances, the recipient will vest in a fraction of the award as detailed in the award agreement.

•	PSU awards contain the same double trigger as do 2013 RSU and LTIP awards in the event of a change in the control of the Corporation. Vesting is based on each of the PSU targets.

•	As do 2013 RSU and LTIP awards, 2013 PSU awards contain post-employment conduct agreements.

The form of LTIP agreement differs from that in 2012 in the following material respects:

•

A new double trigger addressing the vesting of LTIP awards in the event of a change in the control of the Corporation was added consistent with that added to the form of RSU award agreements except that vesting is based on the LTIP target.

As in 2012, LTIP awards provide that 50% of the LTIP target is measured by the Corporation’s three-year average cumulative TSR as measured on a percentile scale relative to those companies comprising the Standard & Poor’s Aerospace and Defense Index. The Corporation is not included in the rankings for the purpose of the calculation. As in 2012, 25% of the target is measured by the Corporation’s cumulative cash flow from operations and 25% is measured by ROIC, each as against targets adopted by the Committee. LTIP awards are paid in cash.

The foregoing summary description of the form of the PSU agreement and changes to the RSU and LTIP agreements is not intended to be complete and is qualified in its entirety by reference to the complete text of the form of RSU agreement, form of PSU agreement and form of LTIP agreement attached as Exhibits 10.3, 10.4 and 10.5, respectively, to this Form 8-K each of which is incorporated herein by reference.

As previously drafted, the 2011 Plan allowed accelerated vesting at retirement, but not in the case of layoff, and prohibited continued vesting after termination of employment. In conjunction with the changes in the RSU and LTIP forms of award agreement and the terms of the new PSU form of award agreement, the Board amended Section 6(b)(1) of the 2011 Plan to allow prorated vesting or continued vesting after an employee is laid off or retires as described above. The foregoing summary description of the amendment to Section 6(b)(1) of the 2011 Plan is not intended to be complete and is qualified in its entirety by reference to the complete text of the 2011 Plan attached as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

The Incentive Compensation Plan was also amended. Under the Incentive Compensation Plan the individual performance of an employee within the plan over the year is evaluated as against metrics set by that employee and approved by his or her supervisor (or the Compensation Committee in the case of the Chief Executive Officer). Proposed awards must be approved by the Committee. The material amendments fell into four general categories.

First, the Corporation adopted a new performance management system first applicable to the 2012 performance of the Corporation’s employees in 2012 known as LMCommit. Various amendments were made to the Incentive Compensation Plan to better integrate it with LMCommit.

Second, under the Incentive Compensation Plan as previously drafted, in addition to a participant’s own performance for the year, a factor in determining whether any bonus was to be paid and, if so, its size was the performance of the business segment to which the participant is assigned, or the Corporation as a whole for participants assigned to the Corporate Headquarters. The Incentive Compensation Plan as amended now provides a three factor formula encompassing the participant’s performance, that of his or her business segment and that of the Corporation or enterprise as a whole. Enterprise performance will be weighted slightly more than the other two factors. For Corporate Headquarters employees, the factors will be the same except that the business segment factor will represent the average of the factors assigned to all of the business segments adjusted at the discretion of the Committee up or down by 0.05 to take into account unique corporate situations such as an acquisition. The maximum payable is capped at 200% of target.

Third, increased emphasis was placed on financial, strategic and operational metrics with financial metrics carrying a 60% weighting and strategic and operational 20% each. As in prior years, the Committee retains discretion in choosing and approving metrics, assigning weightings to the metrics, assessing individual performance and in applying the average business segment performance to the Corporate Headquarters.

Fourth, the Committee was provided additional flexibility in setting target levels for participants. These will be set based upon target levels for comparable positions at companies in the comparator group for elected officers or other industry surveys used by the Corporation to determine executive compensation for other participants. Target levels will generally be set by reference to the 50th percentile of the market. Following amendment of the Incentive Compensation Plan, the Committee reviewed the market data for the named executive officers and approved a target level for Mr. Tanner of 105% for 2013 annual incentive payments. The Committee did not change the target levels approved for Ms. Hewson (175%) and Mr. Stevens (150%) in November 2012. New target levels were not approved for Mr. Heath and Ms. Maguire due to their retirements.

The foregoing summary description of the amendments to Incentive Compensation Plan is not intended to be complete and is qualified in its entirety by reference to the complete text of the amended Incentive Compensation Plan attached as Exhibit 10.2 to this Form 8-K and incorporated herein by reference.

Item 5.03 Amendment of Bylaws

On January 24, 2013, Lockheed Martin Corporation’s Board of Directors amended the Corporation’s Bylaws. The Bylaws, as amended, are attached as Exhibit 3.1 to this Form 8-K and are incorporated by reference. The following Sections of the Bylaws were amended:

•

Section 2.04 to remove a provision that the Chairman of the Board shall serve as the Chairman of the Executive Committee and preside at all meetings of the Executive Committee. The purpose of this amendment was consistency with the amendments removing references to committee charters.

•

Section 2.06 to provide that the Lead Director has authority to approve the topics and schedules of Board meetings, approve information sent to the Board and call a special meeting of independent directors.

•

Sections 3.01 through and including Section 3.07 were deleted in their entirety. These Sections described the charters of the Executive Committee (Section 3.01), Strategic Affairs and Finance Committee (Section 3.02), Audit Committee (Section 3.03), Ethics and Sustainability Committee (Section 3.04), Management Development and Compensation Committee (Section 3.05), Nominating and Corporate Governance Committee (Section 3.06) and Classified Business and Security Committee (Section 3.07). The remaining Sections of Article III Committees, Section 3.08 through and including Section 3.10, were renumbered as Sections 3.01 (Committees), Section 3.02 (Meetings of Committees) and Section 3.03 (Action by Unanimous Consent). New York Stock Exchange rules require the positing on the Corporation’s website of the charters of the Audit, Management Development and Compensation, and Nominating and Governance committees. The Corporation intends to continue its practice of posting the charters of all of the committees on the Corporation’s website.

Item 8.01 Election to Executive Committee

On January 24, 2013, the Board of Directors elected Marillyn A. Hewson to the Executive Committee of the Board of Directors.

Item 5.02(b) Retirement of Named Executive Officer

On January 24, 2013, Lockheed Martin announced that Joanne M. Maguire will step down as the Executive Vice President of the Corporation’s Space Systems business segment on April 1, 2013 in anticipation of her retirement. On January 23, 2013, the Board of Directors elected Richard F. Ambrose to succeed Ms. Maguire as the Executive Vice President of Space Systems, effective April 1, 2013. Mr. Ambrose currently serves as the Vice President and Deputy for Space Systems, reporting to Ms. Maguire. Ms. Maguire will remain an employee of the Corporation until May 1, 2013 to assist in the transition. A copy of the press release announcing the actions is filed as Exhibit 99.1 to this Form 8-K and is incorporated by reference.

The Corporation expects to negotiate a Retirement Transition Agreement with Ms. Maguire. The terms of any such agreement have not been finalized but are expected to provide generally for a payment to be made to Ms. Maguire as part of a transition arrangement contingent upon her executing a written release of claims and agreeing to post-employment covenants concerning, among other things, non-disparagement, maintenance of the confidentiality of the Corporation’s proprietary information and cooperation in any litigation against or investigations of the Corporation.

Item 8.01 Retirement of Executive Officer

On January 24, 2013, Lockheed Martin also announced that Linda R. Gooden will step down as Executive Vice President of the Corporation’s Information Systems & Global Solutions business segment on April 1, 2013 in anticipation of her retirement. On January 23, 2013, the Board of Directors elected Sondra L. Barbour to succeed Ms. Gooden as the Executive Vice President of Information Systems & Global Solutions, effective April 1, 2013. Ms. Barbour currently serves as Senior Vice President and Chief Information Officer, reporting to Mr. Bruce L. Tanner, the Corporation’s Executive Vice President and Chief Financial Officer. Ms. Gooden will remain an employee of the Corporation until May 1, 2013 to assist in the transition. A copy of the press release announcing the actions is filed as Exhibit 99.1 to this Form 8-K and is incorporated by reference.

The Corporation expects to enter into a Retirement Transition Agreement with Ms. Gooden. The terms of any such agreement have not been finalized but are expected to provide generally for a payment to be made to Ms. Gooden as part of a transition arrangement contingent upon her executing a written release of claims and agreeing to post-employment covenants concerning, among other things, non-disparagement, maintenance of the confidentiality of the Corporation’s proprietary information and cooperation in any litigation against or investigations of the Corporation.

Item 9.01 Exhibits

Exhibit No.	Description

3.1	Bylaws of the Corporation, as amended effective January 24, 2013, marked to show changes

10.1	Lockheed Martin Corporation 2011 Incentive Performance Plan, as amended effective January 24, 2013, marked to show changes

10.2	Lockheed Martin Corporation 2006 Management Incentive Compensation Plan (Performance Based), as amended effective January 24, 2013

10.3	Form of Restricted Stock Unit Award Agreement (2013 to 2015 Performance Period)

10.4	Form of Performance Stock Unit Award Agreement (2013 to 2015 Performance Period)

10.5	Form of Long-Term Incentive Performance Award Agreement (2013 to 2015 Performance Period)

99.1	Press Release of Lockheed Martin Corporation, dated January 24, 2013, announcing the retirement of Joanne M. Maguire and naming Richard F. Ambrose, Executive Vice President, Space Systems and announcing the retirement of Linda R. Gooden and naming Sondra L. Barbour, Executive Vice President, Information Systems & Global Solutions

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOCKHEED MARTIN CORPORATION

By	/s/ Stephen M. Piper
Stephen M. Piper Vice President and Associate General Counsel

January 28, 2013